FNF Reports Second Quarter 2025 Financial Results

Jacksonville, Fla. – (August 6, 2025) - Fidelity National Financial, Inc. (NYSE:FNF) (FNF or the Company), a leading provider of title insurance and transaction services to the real estate and mortgage industries and a leading provider of insurance solutions serving retail annuity and life customers and institutional clients through its majority-owned, publicly traded subsidiary F&G Annuities & Life, Inc. (NYSE:FG) (F&G), today reported financial results for the second quarter ended June 30, 2025.

Net earnings attributable to common shareholders for the second quarter were $278 million, or $1.02 per diluted share (per share), compared to net earnings of $306 million, or $1.12 per share, for the second quarter of 2024. Net earnings attributable to common shareholders include mark-to-market effects and non-recurring items; all of which are excluded from adjusted net earnings attributable to common shareholders.

Adjusted net earnings attributable to common shareholders (adjusted net earnings) for the second quarter were $318 million, or $1.16 per share, compared to $338 million, or $1.24 per share, for the second quarter of 2024.
•The Title Segment contributed $260 million for the second quarter, compared to $241 million for the second quarter of 2024
•The F&G Segment contributed $89 million for the second quarter, compared to $122 million for the second quarter of 2024
•The Corporate Segment, before eliminating dividend income from F&G in the consolidated financial statements, had an adjusted net loss of $3 million for the second quarter, compared to adjusted net earnings of $2 million for the second quarter of 2024
•FNF’s consolidated adjusted net earnings include significant income and expense items in the F&G Segment, as well as alternative investment portfolio returns from short-term mark-to-market movement that differ from long-term return expectations. Please see “Segment Financial Results” for F&G, as well as the “Non-GAAP Measures and Other Information” section for further explanation

Company Highlights

•Title Segment revenue was strong with an industry leading margin despite dynamic environment: Total Title Segment revenue was $2.2 billion for the second quarter, a 15% increase over $1.9 billion for the second quarter of 2024. Total revenue, excluding recognized gains and losses, was $2.2 billion for the second quarter, an 8% increase over $2.0 billion for the second quarter of 2024. Our industry leading adjusted pre-tax title margin was 15.5% for the second quarter and reflected 60 basis points, or $12 million, of elevated health claims, as well as higher investments in security, technology and recruiting to position the business for long-term growth
•F&G Segment assets under management growth was driven by continued strong annuity sales: F&G achieved record assets under management before flow reinsurance of $69.2 billion at the end of the second quarter, an increase of 13% over the second quarter of 2024. F&G’s gross sales were $4.1 billion, one of the best sales quarters in the company’s history, and net sales were $2.7 billion for the second quarter
•Dynamic capital allocation strategy backed by stable cash generation supports shareholder value: FNF has repurchased 2.9 million shares for $159 million, at an average price of $55.20 per share, in the second quarter and paid common dividends of $0.50 per share for $135 million. FNF ended the quarter with $583 million in cash and short-term liquid investments at the holding company

William P. Foley, II, Chairman, commented, “Our business continued to perform well through the second quarter highlighted by an industry leading pre-tax Title margin and strong adjusted net earnings from our Title segment, as the housing market continues to face elevated mortgage interest rates and record home prices. F&G has achieved record assets under management before flow reinsurance of $69.2 billion, up 13% over the second quarter of 2024, and remains an important contributor to our consolidated results.”

Mr. Foley continued, “While the residential housing market remains muted, FNF continues to generate a healthy level of free cash flow which positioned us to accelerate our buyback, having repurchased 2.9 million shares for $159 million in the second quarter in addition to paying $135 million in dividends. Year-to-date, we have returned over $450 million through common dividends and share repurchases.”

Summary Financial Results

(In millions, except per share data)	Three Months Ended		Year to Date
	June 30, 2025	June 30, 2024	2025	2024
Total revenue	$3,635	$3,158	$6,364	$6,457
F&G gross sales[1]	$4,106	$4,420	$7,008	$7,915
F&G net sales[1]	$2,744	$3,445	$4,925	$5,747
F&G assets under management (AUM)[1]	$55,565	$52,208	$55,565	$52,208
F&G AUM before flow reinsurance[1]	$69,161	$61,370	$69,161	$61,370
Total assets	$102,331	$88,824	$102,331	$88,824
Adjusted pre-tax title margin	15.5%	16.2%	13.8%	13.7%
Net earnings attributable to common shareholders	$278	$306	$361	$554
Net earnings per share attributable to common shareholders	$1.02	$1.12	$1.32	$2.04
Adjusted net earnings[1]	$318	$338	$531	$544
Adjusted net earnings per share[1]	$1.16	$1.24	$1.95	$2.00
Weighted average common diluted shares	273	273	273	272
Total common shares outstanding	272	273	272	273

1 See definition of non-GAAP measures below

Segment Financial Results

Title Segment
This segment consists of the operations of the Company’s title insurance underwriters and related businesses, which provide core title insurance and escrow and other title-related services including loan sub-servicing, valuations, default services, and home warranty.

Mike Nolan, Chief Executive Officer, added, “In the second quarter, we delivered another industry leading pre-tax Title margin while generating strong cash flows that we have used to reinvest in the business and return to our shareholders. The second quarter results were impacted by elevated health claims and higher investments in security, technology and recruiting to position the business for long-term growth. Our direct title and agency title businesses performed well having generated healthy incremental margins. Additionally, our commercial volumes continue to be strong with our national and local revenues both rising by more than 22% as compared to the year ago second quarter. Our Title business remains well positioned for an eventual rebound in the residential housing market and our management team continues to work to drive efficiencies across our operations with the goal of further expanding our profitability.”

Second Quarter 2025 Highlights

•Total revenue of $2.2 billion, compared with $1.9 billion in the second quarter of 2024
•Total revenue, excluding recognized gains and losses, of $2.2 billion, an 8% increase over the second quarter of 2024
◦Direct title premiums of $632 million, a 12% increase over second quarter of 2024
◦Agency title premiums of $839 million, a 7% increase over second quarter of 2024
◦Commercial revenue of $333 million, a 22% increase over second quarter of 2024
•Purchase orders opened and closed on a daily basis were in line with the second quarter of 2024
•Refinance orders opened increased 28% on a daily basis and refinance orders closed increased 41% on a daily basis over the second quarter of 2024
•Commercial orders opened increased 7% and commercial orders closed increased 15% over the second quarter of 2024
•Total fee per file of $3,894 for the second quarter, a 4% increase over the second quarter of 2024

Second Quarter 2025 Financial Results

•Pre-tax title margin of 16.6% and industry leading adjusted pre-tax title margin of 15.5% for the second quarter, compared to 12.2% and 16.2%, respectively, for the second quarter of 2024; certain expense items lowered the adjusted pre-tax title margin for the second quarter, including elevated health claims and higher investments in security, technology and recruiting to position the business for long-term growth
•Pre-tax earnings in Title for the second quarter of $367 million, compared with $235 million for the second quarter of 2024
•Adjusted pre-tax earnings in Title for the second quarter of $337 million, compared with $324 million for the second quarter of 2024; the increase reflects higher direct orders closed and agency revenue

F&G Segment
This segment consists of operations of FNF’s majority-owned subsidiary F&G, a leading provider of insurance solutions serving retail annuity and life customers and funding agreement and pension risk transfer institutional clients.

Chris Blunt, F&G’s Chief Executive Officer, said, “We grew AUM before flow reinsurance to $69.2 billion at the end of the second quarter, an increase of 13% from second quarter 2024, driven by strong sales. Our standalone business is benefiting from increased scale, as our ratio of operating expense to AUM before flow reinsurance has decreased by 5 basis points from the second quarter of 2024, and we expect further improvement in the second half of the year. Our high quality investment portfolio is performing well and credit related impairments remain below our pricing assumption. Overall, we have had tremendous growth since FNF acquired F&G in June 2020, with a cumulative 58% increase in book value per share excluding AOCI since year-end 2020, to $43.39 at the end of the second quarter.”

Mr. Blunt continued, “F&G benefits from both spread-based and fee-based earnings, including our flow reinsurance, middle market life insurance and owned distribution strategies which leverage our position as one of the industry’s largest distributors of annuities and life insurance. We remain confident that we will deliver on our medium-term Investor Day targets as we move further toward a more fee-based, higher margin and less capital intensive business model.”

Second Quarter 2025

•AUM before flow reinsurance was $69.2 billion at the end of the second quarter, an increase of 13% over the second quarter of 2024. This included AUM of $55.6 billion, an increase of 7% over the second quarter of 2024 driven by retained new business flows
•Gross sales were $4.1 billion for the second quarter, driven by record retail sales and strong pension risk transfer sales; this compares to our all-time record of $4.4 billion in the second quarter of 2024
•Record Retail channel sales were over $3.6 billion for the second quarter, an increase of 13% over the second quarter of 2024, driven by strong sales
•Institutional market sales were $0.5 billion of pension risk transfer sales, compared to $1.2 billion in the second quarter of 2024 with $0.9 billion of funding agreements and $0.3 billion of pension risk transfer sales. Institutional sales are opportunistic and volumes vary quarter to quarter
•Net sales were $2.7 billion for the second quarter, compared to $3.4 billion in the second quarter of 2024; this reflects third party flow reinsurance at varying ceded amounts in line with capital targets
•Net earnings attributable to common shareholders for F&G Segment of $33 million for the second quarter due to unfavorable mark-to-market movement, compared to $171 million for the second quarter of 2024 which included favorable mark-to-market movement
•Adjusted net earnings attributable to common shareholders for F&G Segment of $89 million for the second quarter, compared to $122 million for the second quarter of 2024
◦F&G Segment adjusted net earnings of $89 million for the second quarter of 2025. Investment income from alternative investments was $68 million, or $0.25 per share, below management’s long-term expected return of approximately 10%
◦F&G Segment adjusted net earnings of $122 million for the second quarter of 2024 included $13 million of expense from actuarial model updates and refinements. Investment income from alternative investments was $17 million below management’s long-term expected return of approximately 10%
◦As compared to the prior year quarter, adjusted net earnings reflect asset growth, higher fees from accretive flow reinsurance, higher owned distribution margin and disciplined expense management driving scale benefit, partially offset by higher interest expense on debt
◦Please see “Segment Financial Results” for F&G under “Non-GAAP Measures and Other Information” for further explanation

Conference Call
We will host a call with investors and analysts to discuss FNF’s second quarter of 2025 results on Thursday, August 7, 2025, beginning at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at fnf.com.

About Fidelity National Financial, Inc.
Fidelity National Financial, Inc. (NYSE: FNF) is a leading provider of title insurance and transaction services to the real estate and mortgage industries. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States. More information about FNF can be found at fnf.com.

About F&G
F&G is part of the FNF family of companies. F&G is committed to helping Americans turn their aspirations into reality. F&G is a leading provider of insurance solutions serving retail annuity and life customers and institutional clients and is headquartered in Des Moines, Iowa. For more information, please visit fglife.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, this earnings release includes non-GAAP financial measures, which the Company believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include adjusted net earnings per share, adjusted pre-tax title earnings, adjusted pre-tax title earnings as a percentage of adjusted title revenue (adjusted pre-tax title margin), adjusted net earnings attributable to common shareholders (adjusted net earnings), assets under management (AUM), average assets under management (AAUM) and sales.

Management believes these non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do.

The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. By disclosing these non-GAAP financial measures, FNF believes it offers investors a greater understanding of, and an enhanced level of transparency into, the means by which the Company’s management operates the Company.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings, net earnings attributable to common shareholders, net earnings per share, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Further, FNF's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business, political crisis, war and pandemic conditions, including ongoing geopolitical conflicts; consumer spending; government spending; the volatility and strength of the capital markets; investor and consumer confidence; foreign currency exchange rates; commodity prices; inflation levels; changes in trade policy; tariffs and trade sanctions on goods; trade wars; supply chain disruptions; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U.S. economy; our potential inability to find suitable acquisition candidates; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that F&G and our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries, including regulation of title insurance and services and privacy and data protection laws; systems damage, failures, interruptions, cyberattacks and intrusions, or unauthorized data disclosures; and other risks detailed in the "Statement Regarding Forward-Looking Information," "Risk Factors" and other sections of FNF's Form 10-K and other filings with the Securities and Exchange Commission.
FNF-E

SOURCE: Fidelity National Financial, Inc.; F&G Annuities & Life, Inc.

CONTACT:
Lisa Foxworthy-Parker
SVP of Investor & External Relations
Investors@fnf.com
515.330.3307

FIDELITY NATIONAL FINANCIAL, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
June 30, 2025
Direct title premiums	$632	$632	$—	$—	$—
Agency title premiums	839	839	—	—	—
Escrow, title related and other fees	1,289	613	631	45	—
Total title and escrow	2,760	2,084	631	45	—

Interest and investment income	777	86	682	37	(28)
Recognized gains and losses, net	98	43	51	4	—
Total revenue	3,635	2,213	1,364	86	(28)

Personnel costs	867	749	77	41	—
Agent commissions	654	654	—	—	—
Other operating expenses	416	342	42	32	—
Benefits & other policy reserve changes	993	—	993	—	—
Market risk benefit (gains) losses	(4)	—	(4)	—	—
Depreciation and amortization	200	35	158	7	—
Provision for title claim losses	66	66	—	—	—
Interest expense	61	—	41	20	—
Total expenses	3,253	1,846	1,307	100	—

Pre-tax earnings (loss)	$382	$367	$57	$(14)	$(28)

Income tax expense (benefit)	98	93	15	(10)	—
Earnings (loss) from equity investments	9	9	—	—	—
Non-controlling interests	15	6	9	—	—

Net earnings (loss) attributable to common shareholders	$278	$277	$33	$(4)	$(28)

EPS attributable to common shareholders - basic	$1.02

EPS attributable to common shareholders - diluted	$1.02

Weighted average shares - basic	272
Weighted average shares - diluted	273

FIDELITY NATIONAL FINANCIAL, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
June 30, 2025
Net earnings (loss) attributable to common shareholders	$278	$277	$33	$(4)	$(28)

Pre-tax earnings (loss)	$382	$367	$57	$(14)	$(28)

Non-GAAP Adjustments
Recognized (gains) and losses, net	32	(43)	79	(4)	—
Market related liability adjustments	(16)	—	(16)	—	—
Purchase price amortization	33	13	18	2	—
Transaction and other costs	12	—	8	4	—

Adjusted pre-tax earnings (loss)	$443	$337	$146	$(12)	$(28)

Total non-GAAP, pre-tax adjustments	$61	$(30)	$89	$2	$—
Income taxes on non-GAAP adjustments	(12)	8	(19)	(1)	—
Non-controlling interest on non-GAAP adjustments	(14)	—	(14)	—	—
Deferred tax asset valuation allowance	5	5	—	—	—
Total non-GAAP adjustments	$40	$(17)	$56	$1	$—

Adjusted net earnings (loss) attributable to common shareholders	$318	$260	$89	$(3)	$(28)

Adjusted EPS attributable to common shareholders - diluted	$1.16

FIDELITY NATIONAL FINANCIAL, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
June 30, 2024
Direct title premiums	$564	$564	$—	$—	$—
Agency title premiums	784	784	—	—	—
Escrow, title related and other fees	1,115	571	505	39	—
Total title and escrow	2,463	1,919	505	39	—

Interest and investment income	783	87	684	39	(27)
Recognized gains and losses, net	(88)	(75)	(17)	4	—
Total revenue	3,158	1,931	1,172	82	(27)

Personnel costs	779	680	69	30	—
Agent commissions	609	609	—	—	—
Other operating expenses	387	311	46	30	—
Benefits & other policy reserve changes	608	—	608	—	—
Market risk benefit (gains) losses	20	—	20	—	—
Depreciation and amortization	189	35	147	7	—
Provision for title claim losses	61	61	—	—	—
Interest expense	47	—	28	19	—
Total expenses	2,700	1,696	918	86	—

Pre-tax earnings (loss)	$458	$235	$254	$(4)	$(27)

Income tax expense (benefit)	116	72	50	(6)	—
Earnings from equity investments	1	1	—	—	—
Non-controlling interests	37	5	33	(1)	—

Net earnings (loss) attributable to common shareholders	$306	$159	$171	$3	$(27)

EPS attributable to common shareholders - basic	$1.13

EPS attributable to common shareholders - diluted	$1.12

Weighted average shares - basic	271
Weighted average shares - diluted	273

FIDELITY NATIONAL FINANCIAL, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
June 30, 2024
Net earnings (loss) attributable to common shareholders	$306	$159	$171	$3	$(27)

Pre-tax earnings (loss)	$458	$235	$254	$(4)	$(27)

Non-GAAP Adjustments
Recognized (gains) and losses, net	53	75	(18)	(4)	—
Market related liability adjustments	(71)	—	(71)	—	—
Purchase price amortization	35	14	19	2	—
Transaction costs	(3)	—	(3)	—	—

Adjusted pre-tax earnings (loss)	$472	$324	$181	$(6)	$(27)

Total non-GAAP, pre-tax adjustments	$14	$89	$(73)	$(2)	$—
Income taxes on non-GAAP adjustments	(4)	(21)	16	1	—
Non-controlling interest on non-GAAP adjustments	8	—	8	—	—
Deferred tax asset valuation allowance	14	14	—	—	—
Total non-GAAP adjustments	$32	$82	$(49)	$(1)	$—

Adjusted net earnings (loss) attributable to common shareholders	$338	$241	$122	$2	$(27)

Adjusted EPS attributable to common shareholders - diluted	$1.24

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Six Months Ended
June 30, 2025
Direct title premiums	$1,142	$1,142	$—	$—	$—
Agency title premiums	1,520	1,520	—	—	—
Escrow, title related and other fees	2,354	1,138	1,136	80	—
Total title and escrow	5,016	3,800	1,136	80	—

Interest and investment income	1,537	169	1,348	76	(56)
Recognized gains and losses, net	(189)	18	(212)	5	—
Total revenue	6,364	3,987	2,272	161	(56)

Personnel costs	1,637	1,421	144	72	—
Agent commissions	1,182	1,182	—	—	—
Other operating expenses	793	655	83	55	—
Benefits & other policy reserve changes	1,517	—	1,517	—	—
Market risk benefit (gains) losses	105	—	105	—	—
Depreciation and amortization	396	71	311	14	—
Provision for title claim losses	120	120	—	—	—
Interest expense	121	—	81	40	—
Total expenses	5,871	3,449	2,241	181	—

Pre-tax earnings (loss) from continuing operations	$493	$538	$31	$(20)	$(56)

Income tax expense (benefit)	127	135	10	(18)	—
Earnings (loss) from equity investments	10	10	—	—	—
Non-controlling interests	15	9	6	—	—

Net earnings (loss) attributable to common shareholders	$361	$404	$15	$(2)	$(56)

EPS attributable to common shareholders - basic	$1.33

EPS attributable to common shareholders - diluted	$1.32

Weighted average shares - basic	272
Weighted average shares - diluted	273

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Six Months Ended
June 30, 2025
Net earnings (loss) attributable to common shareholders	$361	$404	$15	$(2)	$(56)

Pre-tax earnings (loss)	$493	$538	$31	$(20)	$(56)

Non-GAAP Adjustments
Recognized (gains) and losses, net	85	(18)	108	(5)	—
Market related liability adjustments	87	—	87	—	—
Purchase price amortization	65	28	33	4	—
Transaction and other costs	13	—	9	4	—

Adjusted pre-tax earnings (loss)	$743	$548	$268	$(17)	$(56)

Total non-GAAP, pre-tax adjustments	$250	$10	$237	$3	$—
Income taxes on non-GAAP adjustments	(52)	(2)	(49)	(1)	—
Deferred tax asset valuation allowance	6	6	—	—	—
Non-controlling interest on non-GAAP adjustments	(34)	—	(34)	—	—
Total non-GAAP adjustments	$170	$14	$154	$2	$—

Adjusted net earnings (loss) attributable to common shareholders	$531	$418	$169	$—	$(56)

Adjusted EPS attributable to common shareholders - diluted	$1.95

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

			F&G
Six Months Ended	Consolidated	Title		Corporate and Other	Elimination
June 30, 2024
Direct title premiums	$1,004	$1,004	$—	$—	$—
Agency title premiums	1,377	1,377	—	—	—
Escrow, title related and other fees	2,396	1,055	1,246	95	—
Total title and escrow	4,777	3,436	1,246	95	—

Interest and investment income	1,493	170	1,300	77	(54)
Recognized gains and losses, net	187	(12)	195	4	—
Total revenue	6,457	3,594	2,741	176	(54)

Personnel costs	1,506	1,298	135	73	—
Agent commissions	1,069	1,069	—	—	—
Other operating expenses	756	596	104	56	—
Benefits & other policy reserve changes	1,769	—	1,769	—	—
Market risk benefit (gains) losses	9	—	9	—	—
Depreciation and amortization	356	71	270	15	—
Provision for title claim losses	107	107	—	—	—
Interest expense	96	—	58	38	—
Total expenses	5,668	3,141	2,345	182	—

Pre-tax earnings (loss)	$789	$453	$396	$(6)	$(54)

Income tax expense (benefit)	179	117	76	(14)	—
Earnings from equity investments	2	2	—	—	—
Non-controlling interests	58	7	51	—	—

Net earnings (loss) attributable to common shareholders	$554	$331	$269	$8	$(54)

EPS attributable to common shareholders - basic	$2.04
EPS attributable to common shareholders - diluted	$2.04

Weighted average shares - basic	271
Weighted average shares - diluted	272

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Six Months Ended
June 30, 2024
Net earnings (loss) attributable to common shareholders	$554	$331	$269	$8	$(54)

Pre-tax earnings (loss)	$789	$453	$396	$(6)	$(54)

Non-GAAP Adjustments
Recognized (gains) and losses, net	22	12	14	(4)	—
Market related liability adjustments	(126)	—	(126)	—	—
Purchase price amortization	76	30	41	5	—
Transaction costs	(2)	—	(3)	1	—

Adjusted pre-tax earnings (loss)	$759	$495	$322	$(4)	$(54)

Total non-GAAP, pre-tax adjustments	$(30)	$42	$(74)	$2	$—
Income taxes on non-GAAP adjustments	7	(10)	17	—	—
Deferred tax asset valuation allowance	8	8	—	—	—
Non-controlling interest on non-GAAP adjustments	5	—	5	—	—
Total non-GAAP adjustments	$(10)	$40	$(52)	$2	$—

Adjusted net earnings (loss) attributable to common shareholders	$544	$371	$217	$10	$(54)

Adjusted EPS attributable to common shareholders - diluted	$2.00

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions)

	June 30, 2025	December 31, 2024
	(Unaudited)	(Unaudited)
Cash and investment portfolio	$71,294	$67,094
Goodwill	5,272	5,271
Title plant	421	420
Total assets	102,331	95,263
Notes payable	4,397	4,321
Reserve for title claim losses	1,695	1,713
Secured trust deposits	845	551
Accumulated other comprehensive (loss) earnings	(1,849)	(2,052)
Non-controlling interests	913	778
Total equity and non-controlling interests	8,819	8,532
Total equity attributable to common shareholders	7,906	7,754

Non-GAAP Measures and Other Information

Title Segment

The table below reconciles pre-tax title earnings to adjusted pre-tax title earnings.

	Three Months Ended		Six Months Ended
(Dollars in millions)	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Pre-tax earnings	$367	$235	$538	$453
Non-GAAP adjustments before taxes
Recognized (gains) and losses, net	(43)	75	(18)	12
Purchase price amortization	13	14	28	30
Total non-GAAP adjustments	(30)	89	10	42
Adjusted pre-tax earnings	$337	$324	$548	$495
Adjusted pre-tax margin	15.5%	16.2%	13.8%	13.7%

FIDELITY NATIONAL FINANCIAL, INC.
QUARTERLY OPERATING STATISTICS
(Unaudited)

	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023
Quarterly Opened Orders ('000's except % data)
Total opened orders*	366	343	299	352	344	315	257	318
Total opened orders per day*	5.8	5.6	4.7	5.5	5.5	5.1	4.1	5.0
Purchase % of opened orders	76%	75%	72%	73%	80%	79%	78%	80%
Refinance % of opened orders	24%	25%	28%	27%	20%	21%	22%	20%
Total closed orders*	246	201	232	232	229	186	192	224
Total closed orders per day*	3.9	3.3	3.7	3.6	3.6	3.0	3.1	3.6
Purchase % of closed orders	75%	75%	72%	77%	81%	79%	80%	80%
Refinance % of closed orders	25%	25%	28%	23%	19%	21%	20%	20%

Commercial (millions, except orders in '000's)
Total commercial revenue	$333	$293	$376	$290	$273	$238	$294	$263
Total commercial opened orders	54.1	52.6	47.5	50.8	50.7	48.7	43.7	49.1
Total commercial closed orders	29.6	26.0	28.9	25.9	25.7	24.3	26.3	25.6

National commercial revenue	$178	$149	$208	$151	$145	$123	$164	$131
National commercial opened orders	23.7	22.7	20.7	21.9	21.4	19.4	18.2	19.2
National commercial closed orders	12.0	10.2	11.8	10.4	9.8	9.2	10.1	9.4

Total Fee Per File
Fee per file	$3,894	$3,761	$3,909	$3,708	$3,759	$3,555	$3,806	$3,618
Residential fee per file	$3,001	$2,776	$2,772	$2,881	$2,995	$2,746	$2,889	$2,861
Total commercial fee per file	$11,300	$11,300	$13,000	$11,200	$10,600	$9,800	$11,200	$10,300
National commercial fee per file	$14,900	$14,600	$17,600	$14,500	$14,800	$13,400	$16,300	$14,000

Total Staffing
Total field operations employees	10,500	10,200	10,300	10,400	10,300	10,000	9,900	10,400

Actual title claims paid ($ millions)	$66	$65	$75	$64	$70	$70	$64	$69

Title Segment (continued)

FIDELITY NATIONAL FINANCIAL, INC.
MONTHLY TITLE ORDER STATISTICS

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
April 2025	127,000	74%	83,000	74%
May 2025	121,000	76%	82,000	76%
June 2025	118,000	76%	81,000	77%

Second Quarter 2025	366,000	76%	246,000	75%

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
April 2024	119,000	81%	75,000	81%
May 2024	118,000	80%	81,000	82%
June 2024	107,000	79%	73,000	81%

Second Quarter 2024	344,000	80%	229,000	81%
* Includes an immaterial number of non-purchase and non-refinance orders

F&G Segment

The table below reconciles net earnings (loss) attributable to common shareholders to adjusted net earnings attributable to common shareholders. The F&G Segment is reported net of noncontrolling minority interest.

	Three Months Ended		Six Months Ended
(Dollars in millions)	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net earnings attributable to common shareholders	$33	$171	$15	$269
Non-GAAP adjustments(1):
Recognized (gains) losses, net	79	(18)	108	14
Market related liability adjustments	(16)	(71)	87	(126)
Purchase price amortization	18	19	33	41
Transaction and other costs	8	(3)	9	(3)
Income taxes on non-GAAP adjustments	(19)	16	(49)	17
Non-controlling interest on non-GAAP adjustments	(14)	8	(34)	5
Adjusted net earnings (loss) attributable to common shareholders(1)	$89	$122	$169	$217

•F&G Segment adjusted net earnings of $89 million for the second quarter of 2025. Investment income from alternative investments was $68 million, or $0.25 per share, below management’s long-term expected return of approximately 10%

•F&G Segment adjusted net earnings of $122 million for the second quarter of 2024 included $13 million, or $0.05 per share, of expense from actuarial model updates and refinements. Investment income from alternative investments was $17 million, or $0.06 per share, below management’s long-term expected return of approximately 10%

•F&G Segment adjusted net earnings of $169 million for the first six months ended June 30, 2025 included $13 million, or $0.05 per share, of income from a reinsurance true-up adjustment. Investment income from alternative investments was $120 million, or $0.44 per share, below management’s long-term expected return of approximately 10%

•F&G Segment adjusted net earnings of $217 million for the first six months ended June 30, 2024 included $13 million, or $0.05 per share, of expense from actuarial model updates and refinements. Investment income from alternative investments was $61 million, or $0.22 per share, below management’s long-term expected return of approximately 10%

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.

F&G Segment (continued)

The table below provides a summary of sales highlights.

	Three Months Ended		Six Months Ended
(In millions)	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Indexed annuities ("FIA/RILA")	$1,701	$1,648	$3,162	$3,085
Fixed rate annuities ("MYGA")	1,907	1,475	2,469	2,802
Total annuity	3,608	3,123	5,631	5,887
Indexed universal life ("IUL")	53	44	96	86
Funding agreements ("FABN/FHLB")	—	915	525	1,020
Pension risk transfer ("PRT")	445	338	756	922
Gross sales(1)	4,106	4,420	7,008	7,915
Sales attributable to flow reinsurance to third parties	(1,362)	(975)	(2,083)	(2,168)
Net sales(1)	$2,744	$3,445	$4,925	$5,747

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.

DEFINITIONS
The following represents the definitions of non-GAAP measures used by the Company.

Adjusted Net Earnings attributable to common shareholders

Adjusted net earnings attributable to common shareholders is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted net earnings attributable to common shareholders is calculated by adjusting net earnings (loss) attributable to common shareholders to eliminate:
i.Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment (“OTTI”) losses, recognized in operations; and the effects of changes in fair value of the reinsurance related embedded derivative and other derivatives, including interest rate swaps and forwards;
ii.Market related liability adjustments: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost; the impact of initial pension risk transfer deferred profit liability losses, including amortization from previously deferred pension risk transfer deferred profit liability losses; and the changes in the fair value of market risk benefits by deferring current period changes and amortizing that amount over the life of the market risk benefit;
iii.Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset and the change in fair value of liabilities recognized as a result of acquisition activities);
iv.Transaction costs: the impacts related to acquisition, integration and merger related items;
v.Certain income tax adjustments: the impacts related to unusual tax items that do not reflect our core operating performance such as the establishment or reversal of significant deferred tax asset valuation allowances in our Title and Corporate and Other segments;
vi.Other and “non-recurring,” “infrequent” or “unusual items”: Other adjustments include removing any charges associated with U.S. guaranty fund assessments as these charges neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, but result from external situations not controlled by the Company. Further, Management excludes certain items determined to be “non-recurring,” “infrequent” or “unusual” from adjusted net earnings when incurred if it is determined these expenses are not a reflection of the core business and when the nature of the item is such that it is not reasonably likely to recur within two years and/or there was not a similar item in the preceding two years;
vii.Non-controlling interest on non-GAAP adjustments: the portion of the non-GAAP adjustments attributable to the equity interest of entities that FNF does not wholly own; and
viii.Income taxes: the income tax impact related to the above-mentioned adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction

While these adjustments are an integral part of the overall performance of FNF, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. Adjusted net earnings should not be used as a substitute for net earnings (loss). However, we believe the adjustments made to net earnings (loss) in order to derive adjusted net earnings provide an understanding of our overall results of operations.

Assets Under Management (AUM)
AUM is comprised of the following components and is reported net of reinsurance assets ceded in accordance with GAAP:

i.total invested assets at amortized cost, excluding investments in unconsolidated affiliates, owned distribution and derivatives;
ii.investments in unconsolidated affiliates at carrying value;
iii.related party loans and investments;
iv.accrued investment income;
v.the net payable/receivable for the purchase/sale of investments; and

vi.cash and cash equivalents excluding derivative collateral at the end of the period.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio that is retained.

AUM before Flow Reinsurance

AUM before Flow Reinsurance is comprised of components consistent with AUM, but also includes flow reinsured assets.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio including reinsured assets.

Average Assets Under Management (AAUM)

AAUM is calculated as AUM at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on retained assets.

Sales

Annuity, IUL, funding agreement and non-life contingent PRT sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Sales from these products are recorded as deposit liabilities (i.e., contractholder funds) within the Company's consolidated financial statements in accordance with GAAP. Life contingent PRT sales are recorded as premiums in revenues within the consolidated financial statements. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition.